UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 1, 2009

ASTORIA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1 THROUGH 4 AND ITEMS 6 THROUGH 8 NOT APPLICABLE.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2009, Astoria Financial Corporation (the “Company”) and its wholly owned subsidiary Astoria Federal Savings and Loan Association (the “Association”) each entered into Amended and Restated Employment Agreements (the “Amended Agreements”)with each of the Company’s and the Association’s executive officers. The executive officers of the Company and the Association are as follows:

a)	George L. Engelke, Jr., Chairman and Chief Executive Officer,
b)	Monte N. Redman, President and Chief Operating Officer,
c)	Gerard C. Keegan, Vice Chairman and Chief Administrative Officer,
d)	Alan P. Eggleston, Executive Vice President, Secretary and General Counsel,
e)	Frank E. Fusco, Executive Vice President, Treasurer and Chief Financial Officer,
f)	Arnold K. Greenberg, Executive Vice President, and
g)	Gary T. McCann, Executive Vice President.

The Amended Agreements do not materially change the economic aspects of the agreements which they replace. For a description of the executive officers’ employment agreements prior to their restatement, see the Company’s Schedule 14A Definitive Proxy Statement dated April 8, 2008, filed with the Securities and Exchange Commission on April 8, 2008 (File No. 001-11967), under the heading “Compensation Discussion and Analysis – Other Potential Post-Employment Payments” which is incorporated by reference herein. The Amended Agreements were entered into in order to effect the following revisions:

a)
The agreements were amended and restated in order to comply with the requirements of Internal Revenue Code (the “Code”) Section 409A and the regulations issued thereunder. Most notably, to the extent that an executive becomes entitled to severance-related benefits pursuant to the terms of the Amended Agreements which are not otherwise exempt from the application Code Section 409A, the payment of such benefits to the executive will be deferred for a period of 6 months. During such period funds equal to the deferred benefits would be held in a ‘rabbi” trust.

b)
The agreements were amended and restated in order to provide that, in the event the Company or the Association issues debt or equity to the United States Treasury pursuant to the Capital Purchase Program implemented under the Emergency Economic Stabilization Act of 2008, the compensation arrangements of the executives will comply with any applicable executive compensation limitations currently issued with respect to the Capital Purchase Program. Most notably these limitations provide for the claw-back of incentives paid to named executives determined to have been based upon materially inaccurate financial information and limit severance payments to such individuals during the restriction period to an amount that would not be deemed to be an excess parachute payment within the meaning of section 280G(b)(1) of the Code. The Company has received preliminary approval to participate in the Capital Purchase Program. It is continuing its evaluation.

c)
The agreements were amended and restated in order to provide that a change of control is deemed to have occurred, in cases other than approval of a plan of liquidation, only if the contemplated transaction is in fact consummated. Previously, shareholder approval of such transactions would have constituted a change of control.

d)
The agreements were amended and restated to enhance the Company’s ability to deduct for income tax purposes incentive compensation paid to the executives, if any, pursuant to the Astoria Financial Corporation Executive Officer Annual Incentive Plan. For a more detailed description on such plan, see the Company’s Schedule 14A Definitive Proxy Statement dated April 8, 2008, filed with the Securities and Exchange Commission on April 8, 2008 (File No. 001-11967), under the heading “Compensation Discussion and Analysis – Short-Term Non-Equity Incentive Plan Compensation” which is incorporated by reference herein.

In addition the Board of Directors of the Association adopted amendments to the Association Supplemental Plan and Excess Plan.  These amendments were adopted to bring such plans into compliance with the requirements of Internal Revenue Code (the “Code”) Section 409A and the regulations issued thereunder. The Plans were also amended to allow participants to elect prior to December 31, 2008 to receive, whether at retirement or termination of service with a vested accrued benefit, a lump sum benefit payment. For a more detailed description of the Supplemental Plan and Excess Plan, see the Company’s Schedule 14A Definitive Proxy Statement dated April 8, 2008, filed with the Securities and Exchange Commission on April 8, 2008 (File No. 001-11967), under the heading “Compensation Discussion and Analysis – Additional DB Plan Information” which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

	By:	/s/ Alan P. Eggleston
Alan P. Eggleston
Executive Vice President, Secretary and General Counsel

Dated: January 6, 2009